As filed with the Securities and Exchange Commission on May 15, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment to

Form S-8 Registration Statement No. 333-256325

Form S-8 Registration Statement No. 333-229873

Form S-8 Registration Statement No. 333-196894

Form S-8 Registration Statement No. 333-191105

Form S-8 Registration Statement No. 333-112751

Form S-8 Registration Statement No. 333-92118

UNDER

THE SECURITIES ACT OF 1933

Masonite International Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0377314
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2771 Rutherford Road

Concord, Ontario L4K 2N6 Canada

(Address of registrant’s principal executive offices, zip code)

(800) 895-2723

(Registrant’s telephone number, including area code)

Masonite International Corporation 2021 Equity Incentive Plan

Masonite International Corporation 2012 Equity Incentive Plan

Masonite International Corporation 2014 Employee Stock Purchase Plan

Masonite International Corporation 2012 Equity Incentive Plan

Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan

Masonite International Corporation Share Option Plan

(Full titles of the plans)

Christopher Ball

President – Global Residential

Masonite International Corporation

1242 East 5th Avenue,

Tampa, Florida 33605

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Masonite International Corporation, a British Columbia corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-8 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-8 Registration Statements”) of the Registrant:

•	Registration Statement on Form S-8 (No. 333-256325), filed with the SEC on May 20, 2021;

•	Registration Statement on Form S-8 (No. 333-229873), filed with the SEC on February 26, 2019;

•	Registration Statement on Form S-8 (No. 333-196894), filed with the SEC on June 19, 2014;

•	Registration Statement on Form S-8 (No. 333-191105), filed with the SEC on September 11, 2013;

•	Registration Statement on Form S-8 (No. 333-112751), filed with the SEC on February 12, 2004; and

•	Registration Statement on Form S-8 (No. 333-92118), filed with the SEC on July 3, 2002.

Effective as of May 15, 2024, as contemplated by the Arrangement Agreement (the “Arrangement Agreement”), dated as of February 8, 2024, by and among the Registrant, Owens Corning, a Delaware corporation (“Owens Corning”), and MT Acquisition Co ULC, a British Columbia unlimited liability company and an indirect wholly owned subsidiary of Owens Corning (“Purchaser”), Purchaser acquired all of the issued and outstanding common shares of the Registrant at a purchase price of $133.00 per share (the “Arrangement”), and the Registrant became an indirect wholly owned subsidiary of Owens Corning.

In connection with the Arrangement, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-8 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-8 Registration Statements that remain unsold as of the effectiveness of the Arrangement on May 15, 2024 and terminates the effectiveness of each of the S-8 Registration Statements..

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida, on May 15, 2024.

MASONITE INTERNATIONAL CORPORATION

By:	/s/ Christopher Ball
Name:	Christopher Ball
Title:	President – Global Residential

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.